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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Cornell Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CORNELL COMPANIES, INC.
1700 West Loop South, Suite 1500
Houston, Texas 77027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 13, 2002

To the Stockholders of
Cornell Companies, Inc.:

        Notice is hereby given that the annual meeting of stockholders (the "Annual Meeting") of Cornell Companies, Inc. (the "Company") will be held at the Houston Marriott West Loop, 1750 West Loop South, Houston, Texas 77027, at 10:00 a.m., Central time, on Thursday, June 13, 2002, for the following purposes:

  1.
  To elect eight directors to the Board of Directors.

  2.
  To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

        Stockholders of record at the close of business on April 23, 2002 will be entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, you are requested to mark, sign, date and mail promptly the enclosed proxy for which a return envelope is provided.

                      By Order of the Board of Directors

                      Kevin B. Kelly, Secretary

Houston, Texas
May 13, 2002

        WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

CORNELL COMPANIES, INC.
1700 West Loop South, Suite 1500
Houston, Texas 77027

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

        This Proxy Statement and accompanying proxy card are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Cornell Companies, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders to be held on Thursday, June 13, 2002, at the Houston Marriott West Loop, 1750 West Loop South, Houston, Texas 77027, at 10:00 a.m., Central time, or at any adjournment or adjournments thereof (such meeting or adjournment(s) thereof referred to as the "Annual Meeting"). Copies of the Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about May 13, 2002.

        In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telecopy by regular employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their reasonable expenses. The cost of solicitation of proxies will be paid by the Company.

        A proxy received by the Board of Directors of the Company may be revoked by the stockholder giving the proxy at any time before it is exercised. A stockholder may revoke a proxy by notification in writing to the Company at 1700 West Loop South, Suite 1500, Houston, Texas 77027, Attention: Corporate Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted FOR the election as directors of the nominees listed therein and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Information regarding the vote required for approval of particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

        The Board of Directors has fixed the close of business on April 23, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At that date there were outstanding 13,089,572 shares of common stock, par value $0.001 per share ("Common Stock"), of the Company and the holders thereof will be entitled to one vote for each share of Common Stock held of record by them on that date for each proposal to be presented at the Annual Meeting.

        The following table sets forth information with respect to the shares of Common Stock (the only outstanding class of voting securities of the Company) owned of record and beneficially as of April 23, 2002, unless otherwise specified, by (i) all persons known to possess voting or dispositive power over more than 5% of the Common Stock, (ii) each director and named executive officer, and (iii) all directors and executive officers of the Company as a group:

	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
FMR Corp.(2) 82 Devonshire Street Boston, Massachusetts 02109	1,793,220	13.7%
Royce & Associates, Inc.(3) 1414 Avenue of the Americas New York, New York 10019	1,092,200	8.3%
Wellington Management Company, LLP(4) 75 State Street Boston, Massachusetts 02109	889,200	6.8%
Caxton Associates, L.L.C.(5) Princeton Plaza, Building 2 731 Alexander Road Princeton, New Jersey 08540	798,000	6.1%
Dimensional Fund Advisors Inc.(2) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	725,800	5.5%
Anthony R. Chase	20,091	*
James H. S. Cooper	31,271	*
David M. Cornell(6)	382,893	2.9%
John L. Hendrix	48,862	*
Thomas R. Jenkins	39,521	*
Peter A. Leidel	81,842	*
Arlene R. Lissner	17,375	*
Steven W. Logan	336,457	2.5%
Patrick N. Perrin	65,988	*
Harry J. Phillips, Jr.	57,500	*
Kevin T. Smyley	16,588	*
Tucker Taylor	38,621	*
Marcus A. Watts	12,569	*
All directors and executive officers as a group (13 persons)	1,149,578	8.5%

*
Less than 1.0%.

(1)
Shares of Common Stock listed include shares subject to stock options exercisable within 60 days (15,250 for Mr. Chase, 15,250 for Mr. Cooper, 141,334 for Mr. Cornell, 24,000 for Mr. Hendrix, 23,999 for Mr. Jenkins, 12,833 for Mr. Leidel, 14,000 for Ms. Lissner, 204,874 for Mr. Logan, 10,500 for Mr. Perrin, 7,500 for Mr. Phillips, 8,000 for Mr. Smyley, 20,333 for Mr. Taylor, 7,500 for Mr. Watts, and 505,373 for all the above as a group).

(2)
Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 2001. The filing indicates sole voting power with respect to 39,500 shares of Common Stock and sole dispositive power with respect to 1,793,220 shares of Common Stock.

(3)
Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 2001. The filing indicates sole voting and dispositive power with respect to the referenced shares of Common Stock.

(4)
Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 2001. The filing indicates shared voting power for 550,100 shares of Common Stock and shared dispositive power for 889,200 shares of Common Stock.

(5)
Based on a filing made with the SEC reflecting ownership of Common Stock as of January 31, 2002. The filing indicates shared voting power and shared dispositive power for 798,000 shares of Common Stock.

(6)
Mr. Cornell has sole voting power for 382,393 shares of Common Stock and sole dispositive power for 362,428 shares of Common Stock, of which 141,334 shares are subject to stock options exercisable within 60 days. The total includes 19,965 shares over which Jane B. Cornell, the former wife of David M. Cornell, has sole dispositive power and, pursuant to a voting agreement, over which Mr. Cornell has sole voting power.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all its directors and executive officers during 2001 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, except that Tucker Taylor, director of the Company, did not timely file a Form 4.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

General

        Eight directors are to be elected at the Annual Meeting. The persons named as proxy holders in the accompanying proxy intend to vote each properly signed and submitted proxy FOR the election as a director of each of the persons named as a nominee below under "Nominees for Director" unless authority to vote in the election of directors is withheld on such proxy. The directors will be elected to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. If, for any reason, at the time of the election one or more of the nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board of Directors. In accordance with the Company's Amended and Restated Bylaws, the directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

        The Company recommends voting "For" the nominees.

Nominees for Director

        The following table sets forth the name, age and principal position of each nominee for director:

Name	Age	Position
Anthony R. Chase	47	Director
James H.S. Cooper	47	Director
David M. Cornell	66	Director
Peter A. Leidel	45	Director
Arlene R. Lissner	71	Director; Director of Special Projects
Harry J. Phillips, Jr.	52	Director; Chairman of the Board; Executive Chairman
Tucker Taylor	63	Director
Marcus A. Watts	44	Director

        Anthony R. Chase has been a director of the Company since October 1999. Mr. Chase has served as Chairman and Chief Executive Officer of ChaseCom Limited Partnership since December 1998 and as President and Chief Executive Officer of Faith Broadcasting, L.P. since November 1993. Mr. Chase is also Chairman of the Board of the Telecom Opportunity Institute, a national, non-profit organization founded by ChaseCom Limited Partnership to increase career, education and job training opportunities in the telecommunications industry for people in historically underserved communities. Mr. Chase is a Professor of Law at the University of Houston Law Center. Mr. Chase is a director of Leap Wireless International, Inc., a nationwide provider of wireless phone service, a director of Northern Trust Bank of Texas, and a Member of the Council on Foreign Relations.

        James H. S. Cooper has been a director of the Company since October 1999. Mr. Cooper is the founder and Chairman of Brentwood Capital Advisors LLC of Brentwood, Tennessee, where he has been since May 1999. Mr. Cooper was a Managing Director of SunTrust Equitable Securities Corporation of Nashville, Tennessee (and its predecessor, Equitable Securities Corp.) from April 1995 to April 1999, and served as Congressman, 4th District of Tennessee in the United States House of Representatives from 1983 to 1995. Mr. Cooper has also been an Adjunct Professor at the Owen School of Management at Vanderbilt University since 1995. Mr. Cooper serves as a director of several private companies.

        David M. Cornell has been a director since our founding and was Chairman of the Board from our founding until September 2000. Mr. Cornell also served as President and Chief Executive Officer of the Company from our founding until August 1999. Mr. Cornell is Chairman, President and Chief Executive Officer of eGovNet, Inc.

        Peter A. Leidel has been a director since May 1991 and has been Chairman of the Board from September 2000 to July 2001. Mr. Leidel is a co-founder and partner of Yorktown Partners LLC, which manages private investment funds. In September 1997, Mr. Leidel resigned as Senior Vice President of Dillon Read & Co, Inc. (a predecessor of UBS PaineWebber Inc.) where he worked since 1983 managing private investment funds. Mr. Leidel is a director of Willbros Group, Inc., an oil and gas industry contractor, Carbon Energy Corporation, an oil and gas exploration company, and several private companies.

        Arlene R. Lissner has been a director since September 1997 when we acquired Abraxas, and is Director of Special Projects. Ms. Lissner founded Abraxas in 1973, where she served as President and Chief Executive Officer until 1977, at which time she left that position to become Chairperson of the Board of Directors of Abraxas. Ms. Lissner resumed her role as President and Chief Executive Officer of Abraxas from April 1996 through September 1997.

        Harry J. Phillips, Jr. has been a director since January 2001. Mr. Phillips was named Chairman of the Board of Directors of the Company on February 6, 2002 and Executive Chairman of the Company on April 16, 2002. Mr. Phillips is President of Timberlake Interests, Inc. and Phillips Investments, Inc. Mr. Phillips previously served as Chairman and Chief Executive Officer of American Ecology Corporation from 1992 to 1995. Mr. Phillips is a director of Conservatek Industries, Inc. and Aeriform, Inc.

        Tucker Taylor has been a director since October 1996. Mr. Taylor has been President of CBCA, Inc., a company that administers health benefits for self-insured employers, since July 2000. From 1992 to 1999, Mr. Taylor was Executive Vice President of Medical Care International and, after an acquisition, a Senior Vice President at Columbia/HCA. Mr. Taylor is also a director of SuperShuttle, a privately held ground transportation company, and Severn Healthcare, a healthcare provider.

        Marcus A. Watts has been a director since January 2001. Mr. Watts is a partner of the law firm of Locke Liddell & Sapp LLP where he has practiced corporate and securities law since 1984. Mr. Watts is a director of Aeriform, Inc. and serves on the board of various civic and charitable organizations.

Meetings and Committees of the Board of Directors

        The Board of Directors has an Audit Committee, Compensation Committee and a Nominating Committee.

        The Audit Committee, which in 2001 was composed of James H.S. Cooper, Peter A. Leidel and Marcus A. Watts, held four meetings during the last fiscal year. The Audit Committee is responsible for, among other things, considering the appointment of the independent auditors for the Company, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with the independent auditors. Under the rules of the New York Stock Exchange, all of the members of the Audit Committee are independent. The Audit Committee is currently composed of Anthony R. Chase, James H.S. Cooper and Tucker Taylor.

        The Compensation Committee, which in 2001 was composed of Anthony R. Chase, Harry J. Phillips, Jr. and Tucker Taylor, met five times during the last fiscal year. The Compensation Committee approves, or in some cases recommends to the Board, remuneration arrangements and compensation plans involving the Company's directors, executive officers and certain other employees whose compensation exceeds specified levels. The Compensation Committee also acts on the granting of stock options, including those under the Company's Amended and Restated 1996 Stock Option Plan (the "1996 Plan") and the 2000 Broad-Based Employee Plan ("Broad-Based Plan"). The Compensation Committee is currently composed of Anthony R. Chase and Tucker Taylor.

        The Nominating Committee, which in 2001 was composed of Peter A. Leidel, Steven W. Logan and Marcus A. Watts, did not meet during the last fiscal year. The Nominating Committee recommends candidates for the Board of Directors. The Nominating Committee is currently composed of Peter A. Leidel, Marcus A. Watts and Anthony R. Chase.

        During 2001, the Board of Directors held six meetings. During 2001, all members of the Board of Directors attended at least 75% of the total of all Board meetings and applicable committee meetings.

Director Compensation

        Ms. Lissner does not receive compensation for serving as a director. In 2001, Messrs. Chase, Cooper, Cornell, Leidel, Phillips, Taylor and Watts received an annual fee of $15,000, a fee of $1,500 for attendance at each Board of Directors meeting and a fee of $1,000 for attendance at each committee meeting (unless held on the same day as a Board of Directors meeting). In February 2000, the Board approved the payment of fees in cash or common stock of the Company, at the election of the director, subject to the provisions of the Cornell Companies, Inc. 2000 Directors Stock Plan, which was adopted by stockholders at the Company's 2001 Annual Meeting. In January 2001, the Company granted to Mr. Phillips and Mr. Watts nonqualified options to purchase 15,000 shares of Common Stock under the 1996 Plan in connection with their appointment to the Board. The options to Messrs. Phillips and Watts vested 25% on the date of the grant and the remainder vest ratably over three years with a term of 10 years and have a per share exercise price equal to the market value of a share of Common Stock on the date of the grant. Additionally, Messrs. Chase, Cooper, Cornell, Leidel and Taylor were each granted nonqualified options to purchase 2,000 shares of Common Stock under the 1996 Plan in January 2001. These options vested 100% on the date of the grant with a term of 10 years and have a per share exercise price equal to the market value of a share of Common Stock on December 31, 2000. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof and for other expenses incurred in their capacity as directors.

Executive Officers and Other Key Employees

        The following table sets forth the names, ages and positions of the persons who are not directors and who are executive officers and other key employees of the Company:

Name	Age	Position
Leslie A. Balonick	50	Vice President, Mid-West Region
Luis A. Collazo	35	Corporate Controller and Chief Accounting Officer
John C. Godlesky	55	Vice President, Eastern Region
John L. Hendrix.	53	Senior Vice President and Chief Financial Officer
Gary L. Henman.	62	Vice President, Adult Secure Institutions
Thomas R. Jenkins	54	Senior Vice President and Chief Operating Officer
Kevin B. Kelly	39	Treasurer and Corporate Secretary
Steven W. Logan	40	President
Patrick N. Perrin	41	Vice President and Chief Administrative Officer
Laura J. Shol	47	Vice President, Western Region
Kevin T. Smyley	51	Vice President, Business Development
Marvin H. Wiebe, Jr.	54	Senior Vice President

        Leslie A. Balonick has been Vice President, Mid-West Region since we acquired Interventions in November 1999. She previously served as Acting Clinical Director for BHS Consulting Corp. from September 1998 to November 1999 and as Director of Planning and Business Development from 1996 to August 1998. From 1991 to 1996, she served as Regional Manager for Interventions. Ms. Balonick serves as a member of the Women's Committee of the Illinois Department of Human Services, Office of Alcoholism and Substance Abuse Advisory Board and is a Clinically Certified Substance Abuse Counselor.

        Luis A. Collazo has been Corporate Controller and Chief Accounting Officer since November 1999. Prior to November 1999, Mr. Collazo served as Corporate Controller and Vice President of Accounting and Business Processes for IKON Document Services, a division of IKON Office Solutions from September 1993 to November 1999. Mr. Collazo is a Certified Public Accountant.

        John C. Godlesky has been Vice President, Eastern Region, since November 1999 and Vice President, Juvenile since January 1999. He previously served as Director, Division of Residential

Programs of Abraxas from June 1993 to December 1998, and was responsible for the overall development, direction and management of Abraxas' juvenile residential programs.

        John L. Hendrix has been Senior Vice President and Chief Financial Officer since September 1999. Mr. Hendrix previously served as Senior Vice President and Chief Financial Officer of GC Services from 1998 to August 1999. From 1996 to 1998, Mr. Hendrix served as Senior Vice President and Chief Financial Officer of APS Holding Corporation. Mr. Hendrix served as Senior Vice President and Chief Financial Officer at Kay-Bee Toy Stores in 1996 and held various senior financial positions at Kay-Bee Toy Stores since 1991. Mr. Hendrix is a Certified Public Accountant.

        Gary L. Henman has been Vice President, Adult Secure Institutions since October 1998 and National Director of Quality Assurance since June 1998. He was previously an associate professor at Louisiana State University from 1997 to September 1998. From 1973 to 1997, Mr. Henman was with the Federal Bureau of Prisons ("FBOP"), progressing to Deputy Regional Director and Warden of five facilities, including the United States Penitentiaries at Leavenworth, Kansas and Marion, Illinois. Mr. Henman was Chairman of both the FBOP High Security Facility Task Force and the FBOP Task Force on Vocational Training.

        Thomas R. Jenkins has been Senior Vice President since May 1999 and Chief Operating Officer of the Company since January 1999. Mr. Jenkins previously served as Vice President, Juvenile since September 1997. From November 1995 through September 1997 he served as Vice President—Operations of Abraxas. From 1973 through November 1995, Mr. Jenkins served with the Department of Public Welfare, Commonwealth of Pennsylvania in various capacities ranging from Director of various juvenile facilities to Director of the Pennsylvania Child Welfare Services.

        Kevin B. Kelly has served as Treasurer and Corporate Secretary since November 1999 and was Corporate Controller and Chief Accounting Officer from January 1996 to November 1999. Prior to January 1996, Mr. Kelly was Assistant Controller and Corporate Financial Reporting Manager for American Ecology Corporation from 1993 to 1995. Mr. Kelly is a Certified Public Accountant.

        Steven W. Logan has been a director and the President since August 1999. Mr. Logan served as Chief Executive Officer from August 1999 to April 2002 and as Chairman of the Board from July 2001 to February 2002. Prior to August 1999, Mr. Logan served as Executive Vice President from April 1998 and was Chief Operating Officer from April 1998 through December 1998. Previously, Mr. Logan served as Senior Vice President from November 1997 to April 1998, and Chief Financial Officer, Treasurer and Secretary from 1993 to April 1998. From 1984 to 1993, Mr. Logan served in various positions with Arthur Andersen LLP, Houston.

        Patrick N. Perrin has been Vice President since June 2001 and Chief Administrative Officer since November 1998. Prior to November 1998, Mr. Perrin served as Corporate Director of Risk Management, Employee Benefits and Retirement Plans for Tracor, Inc. from November 1991 to October 1998.

        Kevin T. Smyley has been Vice President, Business Development since January 2002 and was Managing Director, Business Development from January 2001 through December 2001. Mr. Smyley was Director of Public Policy since September 1999 and a Vice President of Cornell Interventions, Inc., one of our subsidiaries, since July 1999. From 1997 to 1999, Mr. Smyley served as Co-Executive Director and Project Manager for the Kid's Stuff Foundation. From 1991 to 1997, Mr. Smyley worked for Lockheed Martin IMS serving as Vice President of Criminal Justice Services from 1995 to 1997. Mr. Smyley is a member of the National Organization of Black Law Enforcement Executives, the ACA and the American Probation and Parole Association.

        Laura J. Shol has been Vice President, Western Region since November 1999 and as Vice President, Pre-Release since November 1997, and was Managing Director of Pre-Release Centers since May 1997. She previously served as Director of Community Corrections of the Company from

June 1996 through May 1997, and was Senior Regional Administrator of Eclectic from 1986 to June 1996.

        Marvin H. Wiebe, Jr. has been Senior Vice President since November 1997 and Vice President since we acquired Eclectic Communications, Inc. in 1994. He was previously Vice President—Administration and Finance, Vice President—Secure Detention and Chief Financial Officer of Eclectic, where he was employed for 11 years. Mr. Wiebe has served as President of the International Community Corrections Association and as an auditor for the ACA Commission on Accreditation for Corrections and is a member of the International Community Corrections Association, the California Probation Parole & Correctional Association and the ACA.

Certain Relationships and Related Transactions

        At December 31, 2001, the Company had notes and accrued interest receivable from Mr. Cornell and Mr. Logan in the amounts of $746,386 and $364,165, respectively. These amounts were the largest amount of indebtedness outstanding at any time during 2001. Interest on the notes, which were incurred upon the exercise of stock options and in connection with other personal matters, is charged annually at a rate of 6.63% and the notes mature in June 2004.

        In September 1997, in connection with the acquisition of Abraxas, the Company entered into a covenant not to compete agreement with Ms. Lissner pursuant to which she agreed for a period of 20 years not to: (i) engage in any business in competition with any business operation of the Company or its affiliates; (ii) request that any customer or supplier of the Company or any of its affiliates curtail or cancel its business with the Company or any such affiliate; or (iii) induce or attempt to influence any employee of the Company or any of its affiliates to terminate his or her employment with the Company or any such affiliate, or hire or retain the services of any such employee. In consideration of Ms. Lissner's agreements, the Company agreed to pay Ms. Lissner 10 annual installments of $60,000 each beginning on January 2, 1998. Such payments may be accelerated upon the mutual agreement of Ms. Lissner and the Company.

        Effective as of September 1, 1999, the Company entered into a consultant agreement with David M. Cornell. As compensation for his services, the Company agreed to pay Mr. Cornell an annual salary of at least $255,000 for each of the first four years of the seven-year initial term of the consultant agreement and an annual salary of at least $180,000 for each of the last three years of the seven-year initial term. If the Company and Mr. Cornell agree to renew the consultant agreement for an additional three-year renewal term, the Company has agreed to pay Mr. Cornell an annual salary of at least $300,000 for each of the three years of the renewal term.

        As additional compensation for his services, the Company has agreed to pay Mr. Cornell an annual bonus, subject to certain limitations, equal to $75,000 during the first four years of the initial term and an annual bonus of $60,000 during the last three years of the initial term and during any renewal term. The Company has also agreed to grant Mr. Cornell options to purchase an aggregate of 120,000 shares of the Common Stock in four equal annual installments beginning on September 1, 2000. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant and vest at the time such options are granted.

        Effective as of September 1, 1999, as part of the consultant agreement that the Company entered into with Mr. Cornell, Mr. Cornell agreed for a period of 10 years not to: (i) within the United States, transact or take part in any competitive business (as defined in the consultant agreement) or render any service to any person or entity engaged in a competitive business; (ii) share in the earnings of, beneficially own any security issued by, or otherwise own any interest in any person or entity engaged in a competitive business within the United States; or (iii) hire or solicit the services of any person or entity employed or engaged to perform services for the Company or any of its affiliates, or cause any such person or entity to leave the employment or services of the Company or any of its affiliates. In consideration of Mr. Cornell's agreements, the Company agreed to pay Mr. Cornell $10,000 per month during the seven-year initial term of the consultant agreement.

        Mr. Watts, a director of the Company, is a partner in the law firm of Locke Liddell & Sapp LLP ("LLS"). The Company paid legal fees to LLS and LLS performed legal services for the Company in 2001.

Audit Committee Report

        In connection with the December 31, 2001 financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required by Statement of Auditing Standards No. 61, as amended; (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1; and (4) discussed with the independent accountant its independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                      The Audit Committee:
                      James H.S. Cooper, Chairman
                      Anthony R. Chase, Member
                      Tucker Taylor, Member

Compensation Committee Report

        The Compensation Committee of the Board of Directors is responsible for all decisions regarding compensation for the Company's executive officers. In 2001, the Compensation Committee was composed of Anthony R. Chase, Harry J. Phillips, Jr. and Tucker Taylor, each an independent, non-employee director. Effective March 4, 2002, Mr. Phillips resigned as a committee member following his assumption of certain executive responsibilities with the Company.

        The Company's executive compensation program is focused on stockholder value, the overall performance of the Company, success of the Company as impacted by the executive's performance and the performance of the individual executive.

        The Compensation Committee's objective is to provide competitive levels of compensation to the Company's executive officers that are integrated with the Company's annual long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. The compensation policies and programs utilized by the Compensation Committee and endorsed by the Board of Directors generally consists of the following:

  (i)
  Recommend executive officer total compensation in relation to Company performance;

  (ii)
  Provide a competitive compensation program in order to attract, motivate, and retain qualified personnel;

  (iii)
  Provide a management tool for focusing and directing the energies of key executives toward achieving individual and corporate objectives; and

  (iv)
  Provide long-term incentive compensation in the form of annual stock option awards and performance-based stock option awards to link individual success to that of the Company.

        The Company's executive compensation consists of three key components: base salary, annual incentive compensation in the form of cash bonuses and/or other arrangements, and stock options, each of which is intended to complement the others and, taken together, to satisfy the Company's compensation objectives. The Compensation Committee's policies with respect to each of the three components are discussed below.

        Base Salary.    Each fiscal year the Compensation Committee establishes the salary for the chief executive officer, and along with the chief executive officer, reviews and approves an annual salary plan for the Company's executive officers. This salary plan is initially developed by the chief executive officer. Many factors are included in determining base salaries, such as the responsibilities borne by the executive officer, the scope of the position, length of service with the Company and corporate and individual performance.

        Cash Bonuses.    The Compensation Committee provides annual incentives to the Company's executive officers in the form of cash bonuses. These bonuses are discretionary and are based on (i) the relative success of the Company in attaining certain financial objectives and the individual's contribution to the achievement of those financial objectives, and (ii) certain subjective factors as established from time to time by the Compensation Committee.

        In the fourth quarter of 2001, the Committee determined that, in view of the performance of management during 2001, including the successful completion of the Company's sale and leaseback transaction in August 2001, and in order to provide an incentive to management, it was in the best interests of the Company to approve, adopt and fund a Deferred Bonus Plan. In connection with the establishment of the Deferred Bonus Plan, the Compensation Committee approved the contribution of an aggregate of $1,200,000 into a rabbi trust on behalf of the named executive officers other than the chief executive officer. The $1,200,000 was funded with cash, of which one-half was used to purchase common stock of the Company. Pursuant to the Deferred Bonus Plan, the contributed amounts vest 100% after five years, but the Compensation Committee can consider acceleration of vesting based on the achievement of earnings per share targets. The payout to the executive officers of their vested amounts under the Deferred Bonus Plan plus investment earnings thereon will occur in a lump sum or annual installments, at the election of the executive officer.

        Stock Options.    The primary objective of the stock option program is to link the interests of the Company's executive officers and other selected employees to the stockholders through significant annual grants of stock options. The Company's existing 1996 Plan authorizes the issuance of both incentive and non-qualified stock options to officers and key employees of the Company, and the Broad-Based Plan authorizes the issuance of non-qualified stock options to employees with prescribed limits of options that may be granted to executive officers. Subject to general limits prescribed by the 1996 Plan and the Broad-Based Plan, the Compensation Committee has the authority to determine the individuals to whom stock options are awarded, the terms of the options and the number of shares subject to each option. The size of any particular stock option award is based upon position and the individual performance during the related evaluation period. No additional stock options were awarded to the named executive officers other than the chief executive officer in 2001.

        Chief Executive Officer's Compensation.    The Compensation Committee's basis for compensation of the CEO is derived from the same considerations addressed above. Mr. Logan participates in the same executive compensation plans available to the other executive officers, including the Deferred Bonus Plan. During 2001, Mr. Logan's base salary was $425,000. The compensation level established for Mr. Logan was consistent with the compensation levels of chief executive officers of similar-sized companies, reflecting Mr. Logan's expertise in the industry and recognized his continued leadership of the Company.

        In connection with the establishment of the Deferred Bonus Plan, the Compensation Committee approved a cash contribution of $2,500,000 into a rabbi trust for Mr. Logan. Such amount was scheduled to vest in 60 monthly installments with the payout of vested amounts plus investment earnings thereon to occur annually beginning in September 2002. After considering the restatement of the Company's financial statements announced in March 2002 and the resulting limited financial statement impact of the August 2001 sale and leaseback transaction, the Compensation Committee in April 2002 reduced Mr. Logan's salary by $50,000 and reduced by $1,000,000 the amount contributed to the rabbi trust for Mr. Logan. Of the remaining $1,500,000 contributed to the rabbi trust for

Mr. Logan, $975,000 remains subject to the same monthly vesting schedule previously described. The remaining $525,000 will vest in annual increments of $175,000 subject to the achievement of incentive performance targets during the next five years as determined by the Chairman and approved by the Compensation Committee and the Board of Directors.

        In the fourth quarter of 2001 at the time of the establishment of the Deferred Bonus Plan, the Compensation Committee granted to Mr. Logan options to purchase 75,000 shares of common stock pursuant to the Company's 1996 Plan.

        Submitted by the Compensation Committee of the Company's Board of Directors.

                      Tucker Taylor, Chairman
                      Anthony R. Chase, Member
                      Harry J. Phillips, Jr., Member (until March 4, 2002)

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee of the Board are Messrs. Taylor and Chase. None of these directors has at any time been an officer or employee of the Company and none of these directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

Executive Compensation

        The following table sets forth compensation information for the chief executive officer and the four other most highly compensated executive officers (the "named executive officers") of the Company during the Company's fiscal years 2001, 2000 and 1999.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus		Securities Underlying Options		All Other Compensation(1)
		($)	($)		(#)		($)
Steven W. Logan(2) President and Chief Executive Officer	2001 2000 1999	425,000 300,000 252,404	205,000 — —	(3)	75,000 36,667 100,000		6,128 5,441 5,380
John L. Hendrix(4) Senior Vice President and Chief Financial Officer	2001 2000 1999	250,000 225,000 64,904	65,000 — —		— 70,000 100,000	(5)	4,802 1,744 1,869
Thomas R. Jenkins Senior Vice President and Chief Operating Officer	2001 2000 1999	250,000 180,000 158,557	80,000 — —		— 33,333 —		5,952 5,062 17,805
Patrick N. Perrin Vice President and Chief Administrative Officer	2001 2000 1999	150,000 135,000 120,000	30,000 — —		— 7,500 —		1,920 2,794 —
Kevin T. Smyley(6) Vice President, Business Development	2001 2000 1999	140,000 140,000 66,912	25,000 — —		— — 20,000		1,056 239 —

(1)
Amounts in 2001 for Messrs. Logan, Hendrix, Jenkins, Perrin and Smyley include (i) the Company's 401(k) matching contributions of $5,678, $4,250, $5,400, $1,800 and $808, respectively, and (ii) group term life insurance premiums of $450, $552, $552, $120 and $248, respectively.
(2)
Mr. Logan served as Chief Executive Officer from August 1999 to April 2002.
(3)
Includes $80,000 cash bonus awarded in April 2001 and $125,000, which amount represents that portion of Mr. Logan's bonus pursuant to the Deferred Bonus Plan that vested during the fiscal year ended December 31, 2001.
(4)
Mr. Hendrix has served as Senior Vice President and Chief Financial Officer since September 1999.
(5)
These options are no longer outstanding.
(6)
Mr. Smyley has been employed by the Company since July 1999.

        The following table presents information regarding options granted to each of the named executive officers in 2001.

OPTION GRANTS IN 2001

Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term(1)
Percentage of Total Options Granted to Employees in 2001
Number of Securities Underlying Options Granted
Name			Exercise Price Per Share	Expiration Date
					5%	10%
Steven W. Logan	75,000	51.7%	$16.25	12/4/11	$766,465	$1,942,374
John L. Hendrix	—	—	—	—	—	—
Thomas R. Jenkins	—	—	—	—	—	—
Patrick N. Perrin	—	—	—	—	—	—
Kevin T. Smyley	—	—	—	—	—	—

(1)
The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

        The following table presents information regarding options exercised in 2001 and the value of options outstanding at December 31, 2001 for each of the named executive officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name	Number of Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable(2)	Exercisable	Unexercisable(2)
Steven W. Logan	—	—	197,374	151,667	$2,277,276	$823,838
John L. Hendrix	—	—	24,000	46,000	$307,600	$597,900
Thomas R. Jenkins	—	—	22,999	25,335	$180,987	$294,477
Patrick N. Perrin	—	—	10,500	12,000	$37,035	$92,940
Kevin T. Smyley	—	—	8,000	12,000	$20,200	$30,300

(1)
The excess, if any, of the market value of Common Stock at December 31, 2001 ($17.65) over the option exercise price(s).
(2)
All of these options become immediately exercisable upon a change in control of the Company.

Performance Graph

        The following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total returns of the Russell 2000 Stock Index and the Company's peer group. The graph assumes that the value of the investment in the Common Stock and each index was $100 as of December 31, 1996 and that all dividends were reinvested on a quarterly basis.

(1)
The Company's 2001 peer group consists of the following companies: Corrections Corporation of America, Wackenhut Corrections Corporation, Correctional Services Corporation and Children's Comprehensive Services, Inc.

Severance Agreements

        In December 1999, the Company entered into severance agreements with John L. Hendrix, Thomas R. Jenkins, Arlene R. Lissner, Patrick N. Perrin and Steven W. Logan. If a listed officer's employment with the Company is terminated for any reason within a year after a change in control (as defined in the severance agreements), the Company has agreed that all stock options, restricted stock awards and similar awards granted to the terminated officer by the Company prior to the termination date will vest immediately on the termination date. In addition, the Company has agreed to make the following severance payments upon such a termination:

  (i)
  with respect to Mr. Logan, a payment equal to four times the sum of (a) his highest annual base salary as of the termination date and the change in control date and (b) the average annual bonus paid to him by the Company or its affiliates in respect of the two most recent full fiscal years (or one year if not employed for two years) ending on or prior to the termination date;

  (ii)
  with respect to each of Mr. Hendrix and Mr. Jenkins, a payment equal to two times the sum of (a) his highest annual base salary as of the termination date and the change in control date and (b) the average bonus paid to him by the Company or its affiliates in respect of the two most recent full fiscal years (or one year if not employed for two years) ending on or prior to the termination date; and

  (iii)
  with respect to each of Ms. Lissner and Mr. Perrin, a payment equal to the sum of (a) his or her highest annual base salary as of the termination date and the change in control date and (b) the average bonus paid to him or her by the Company or its affiliates in respect of the two most recent full fiscal years (or one year if not employed for two years) ending on or prior to the termination date.

        The Company has agreed to pay the severance amounts in a lump sum in cash (i) on the termination date if the Company terminates the officer and (ii) within 30 days after the termination date if the officer's employment is terminated by the officer or upon the officer's death or retirement.

Audit Fees

        Audit fees billed to the Company by Arthur Andersen LLP for its audit of the Company's annual financial statements for the year ended December 31, 2001 and for its review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for that year totaled $525,000.

Financial Information Systems Design and Implementation Fees

        Arthur Andersen LLP did not perform any information systems design or implementation services for the Company in 2001.

All Other Fees

        Fees billed to the Company by Arthur Andersen LLP during the Company's 2001 fiscal year for all other non-audit services rendered to the Company totaled $871,900.

        The Audit Committee has considered whether the provision of non-audit services by Arthur Andersen LLP is compatible with maintaining auditor independence and has determined that auditor independence has not been compromised.

PROPOSALS, NOMINATIONS AND OTHER BUSINESS FOR NEXT ANNUAL MEETING

        The Board of Directors knows of no other matters than those described above which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

        Any proposals of holders of Common Stock of the Company intended to be presented at the annual meeting of stockholders of the Company to be held in 2001 must be received by the Company, addressed to the Secretary of the Company, 1700 West Loop South, Suite 1500, Houston, Texas 77027, no later than December 26, 2002, to be included in the proxy statement relating to that meeting.

        Any holder of Common Stock of the Company desiring to bring business before the 2003 annual meeting of stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Company, addressed to the Secretary of the Company, 1700 West Loop South, Suite 1500, Houston, Texas 77027, within the period set forth in the provisions of the Company's Amended and Restated Bylaws summarized below. The written notice must comply with the provisions of the Company's Amended and Restated Bylaws summarized below.

        The Company's Amended and Restated Bylaws provide that, for business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 50 days prior to the meeting; provided, however, that in the event that less than 55 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

                      By Order of the Board of Directors

                      Kevin B. Kelly, Secretary

May 13, 2002

        THE COMPANY WILL FURNISH WITHOUT CHARGE COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SECRETARY AT THE COMPANY'S ADDRESS PREVIOUSLY SET FORTH.

PROXY	CORNELL COMPANIES, INC.	PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder(s) of Cornell Companies, Inc. (the "Company") hereby appoints Harry J. Phillips, Jr. and John L. Hendrix, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote in respect of the undersigned's shares of the Company's Common Stock at the Annual Meeting of Stockholders of the Company to be held at the Houston Marriott West Loop, 1750 West Loop South, Houston, Texas 77027, at 10:00 a.m., Central time, on Thursday, June 13, 2002, and at any adjournment(s) thereof, the number of shares the undersigned would be entitled to vote if personally present.

        The Board of Directors recommends a vote "FOR" the nominees set forth below.

PROPOSAL 1:	ELECTION OF DIRECTORS	/ /	FOR the nominees listed below (except as marked to the contrary below)	/ /	WITHHOLD AUTHORITY to vote for the nominees listed below

(INSTRUCTION: To withhold authority to vote for any nominee, strike a line through the nominee's name in the list below.)

Anthony R. Chase	Peter A. Leidel	Tucker Taylor
James H. S. Cooper	Arlene R. Lissner	Marcus A. Watts
David M. Cornell	Harry J. Phillips, Jr.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES SET FORTH ON THE REVERSE SIDE. All prior proxies are hereby revoked.

Signature(s)
Dated ___________________________________________________ , 2002
(Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. For joint accounts, each joint owner should sign.)

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD USING THE ENCLOSED ENVELOPE.

QuickLinks

SOLICITATION AND REVOCABILITY OF PROXIES
COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF
  Section 16(a) Beneficial Ownership Reporting Compliance
PROPOSAL NO. 1—ELECTION OF DIRECTORS
  General
  Nominees for Director
  Meetings and Committees of the Board of Directors
  Director Compensation
  Executive Officers and Other Key Employees
  Certain Relationships and Related Transactions
  Audit Committee Report
  Compensation Committee Report
  Compensation Committee Interlocks and Insider Participation
  Executive Compensation
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN 2001
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
  Performance Graph
  Severance Agreements
  Audit Fees
  Financial Information Systems Design and Implementation Fees
  All Other Fees
PROPOSALS, NOMINATIONS AND OTHER BUSINESS FOR NEXT ANNUAL MEETING